Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167796) of SS&C Technologies Holdings, Inc., of our report dated July 16, 2012 relating to the consolidated financial statements of GlobeOp Financial Services S.A., which appears in the Current Report on Form 8-K/A of SS&C Technologies Holdings, Inc. dated July 16, 2012.

PricewaterhouseCoopers, Société coopérative

Represented by

/s/ Philippe Piérard

Luxembourg

July 16, 2012

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